UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 6, 2008

SPARE BACKUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30787	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, CA	92260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	760-779-0251

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 1.02	Termination of a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sale of Equity Securities.

Between May 2008 and June, 2008 we sold an additional aggregate of $566,000 principal amount 10% Convertible Senior Unsecured Promissory Debentures (the “10% Debentures”) to nine accredited investors and issued those investors five year common stock purchase warrants to purchase 566,000 shares of our common stock in a private placement exempt from registration under the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act and Regulation D. These debentures are in addition to the $945,000 principal amount 10% Debentures which we issued and sold between April and May 2008 as previously reported. The total principal amount of debentures sold was $1,511,000. The exercise price of the warrants is $0.357 as previously reported. We agreed to file a registration statement with the SEC covering the shares of our common stock underlying the 10% Debentures and the warrants so as to permit the public resale thereof.

The Company has terminated its April 28, 2008 agreement with Merriman Curhan Ford & Co. on June 9, 2008 due to the inability of that firm to fulfill the terms of its agreement with the Company. The Company has agreed to pay a commission on sale of the 10% Debentures sold through the efforts of Merriman.

On June 9, 2008, the Company entered into an exclusive finder’s agreement with a FINRA member firm to act as the Company’s exclusive finder for future financings of equity, equity or debt related securities. In consideration for such services, the Company will pay to the finder cash compensation equal to 10% of the gross offering funds received in the offering. In addition, the finder will receive 100,000 common share warrants per million dollars of financing or 10% of the shares issued, whichever is greater. The warrant terms will be similar to the terms of any warrants sold in the offering. The warrants will have a five-year term and provision for cashless exercise in the event the underlying shares are not registered within a one year period. The warrants will also have anti-dilution protection for the firm. Under the terms of the agreement, the firm will have a right of first refusal to serve as Spare Backup’s financial advisor and investment banker in connection with any financial transaction or merger or other acquisition transaction for a period of one year from the closing of any financing transaction. The agreement will terminate upon completion or termination of any offering, and the Company may terminate the agreement following 90 days of the date of this agreement upon written notice except as otherwise provided.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

No.	Description

4.13	Form of 10% Senior Unsecured Convertible Promissory Debenture (1)
4.14	Form of $0.3577 common stock purchase warrant (1)
10.21	Form of Securities Purchase Agreement (1)
10.22	Form of Subordination Agreement (1)

  (1)  Incorporated by reference to the Quarterly Report on Form 10-Q for the period ended March 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: June 12, 2008	By:	/s/ Cery Perle
Cery Perle,
Chief Executive Officer and President